Exhibit 99.1

Apple Hospitality REIT, Inc. Acquires
Courtyard by Marriott and Residence Inn by Marriott in Syracuse, NY

Richmond, VA – October 19, 2015 – Apple Hospitality REIT, Inc. (NYSE: APLE) (“Apple Hospitality” or the “Company”) today announced that it has closed on the previously announced acquisitions of the 102-room Courtyard by Marriott® Syracuse Downtown at Armory Square and the 78-room Residence Inn by Marriott® Syracuse Downtown at Armory Square for a combined purchase price of $42 million.

“We are pleased to extend our Northeast footprint with the acquisition of this dual-branded property in downtown Syracuse, New York,” said Nelson Knight, Executive Vice President and Chief Investment Officer for Apple Hospitality REIT. “With both the Courtyard® and Residence Inn® brands in one unique location, we have the opportunity to accommodate a variety of guest preferences and travel needs while realizing operational efficiencies.”

The Courtyard® and Residence Inn® hotels, both located at 300 West Fayette Street within the historic Armory Square area of Downtown Syracuse, NY, are approximately two miles from Syracuse University as well as the State University of New York Upstate Medical University and Upstate University Health System. Convenient to a variety of guest amenities including restaurants, shops, museums and entertainment venues, the hotels are ideally located within Syracuse and well positioned to continue to benefit from the market’s variety of corporate, healthcare, leisure and education-related demand generators. With their central location, the hotels, which opened in 2013, continue to increase their market performance with a combined double digit RevPAR increase for the trailing twelve months ending June 2015 and combined RevPAR of approximately 26% greater than the Company’s average for the same period.

Following this acquisition, the Apple Hospitality portfolio includes 179 hotels, with approximately 22,950 guestrooms, geographically diversified across 32 states.

About Apple Hospitality REIT, Inc.
Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (REIT) that owns one of the largest portfolios of upscale, select service hotels in the United States. The Company’s portfolio consists of 179 hotels, with approximately 22,950 guestrooms, diversified across the Hilton® and Marriott® families of brands with locations in urban, high-end suburban and developing markets across 32 states. For more information, please visit www.applehospitalityreit.com.

Forward-Looking Statements Disclaimer
Certain statements contained in this press release other than historical facts may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” and similar expressions that convey the uncertainty of future events or outcomes.  Such statements, involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, the ability of Apple Hospitality to effectively acquire and dispose of properties; the ability of Apple Hospitality to implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; the outcome of current and future litigation; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality’s business, assets or classification as a real estate investment trust.  Although Apple Hospitality believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality will be achieved.  In addition, Apple Hospitality’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code.  Readers should carefully review Apple Hospitality’s financial statements and the notes thereto, as well as the risk factors described in Apple Hospitality’s filings with the Securities and Exchange Commission, including, but not limited to, in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the periods ended June 30, 2015.  Any forward-looking statement that Apple Hospitality makes speaks only as of the date of this press release.  Apple Hospitality undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:
Apple Hospitality REIT, Inc.
Kelly Clarke, Director of Investor Services
804‐727‐6321
kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.